Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of iSpecimen Inc. of our report dated March 22, 2022, relating to the financial statements of iSpecimen Inc., as of December 31, 2021 and 2020, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

July 1, 2022